SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
September 3, 2004	0-27812

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 3, 2004, Medallion Financial Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) to merge the Company’s wholly-owned subsidiary, Medallion Taxi Media, Inc. (“Media”), with and into Checker Acquisition Corp. (“Checker”), a subsidiary of Clear Channel Communications, Inc., a Texas corporation (“Clear Channel”). Under the terms of the Agreement, the Company received 933,521 shares of Clear Channel common stock, par value $0.10 per share, together with working capital adjustments of $1,476,637, in exchange for all of the shares of common stock of Media. In addition, the Company and certain of its officers entered into non-compete agreements with respect to outdoor taxicab advertising, and certain officers and directors of Media agreed to resign their positions, as further described below and in the Agreement

The summary of the Agreement is not complete and is qualified in its entirety by the provisions of the Agreement. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 3, 2004, the Company and Clear Channel completed the share exchange pursuant to the terms and conditions of the Agreement. Please see the disclosure set forth in Item 1.01 above.

In connection with the share exchange, Alvin Murstein resigned as a director and Chairman of Media, Andrew M. Murstein resigned as the Chief Executive Officer and as a director of Media, Michael Leible resigned as President of Media, Mary Pat Holt resigned as Chief Operating Officer of Media, and Marie Russo resigned as Secretary of Media, all effective as of September 3, 2004.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

2.1	Agreement and Plan of Merger, dated September 3, 2004, by and among Medallion Financial Corp., Medallion Taxi Media, Inc., Clear Channel Communications, Inc., and Checker Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall Title: Chief Financial Officer

Date: September 10, 2004

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 3, 2004, between Medallion Financial Corp., Medallion Taxi Media, Inc., Clear Channel Communications, Inc., and Checker Acquisition Corp.

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